EXHIBIT 10.93

AMENDMENT TO STOCK PLEDGE AGREEMENT

THIS AMENDMENT TO STOCK PLEDGE AGREEMENT is made and entered into as of the 12th day of April, 2002, by and between JEFFREY A. ALLRED (the “Pledgor”) and PTEK HOLDINGS, INC., a Georgia corporation (the “Secured Party”).

W I T N E S S E T H

WHEREAS, the Pledgor and the Secured Party entered into that certain Stock Pledge Agreement as of January 3, 2002 (the “Original Agreement”); and

WHEREAS, the Pledgor and the Secured Party desire to amend the Original Agreement as set forth herein; and

WHEREAS, capitalized terms that are not defined herein shall have the meanings ascribed to them in the Original Agreement;

NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants contained herein, the parties hereby amend the Original Agreement as follows:

1. The third “WHEREAS” clause is deleted in its entirety and replaced by the following:

“WHEREAS, the Pledgor may deliver additional Promissory Notes to the Secured Party pursuant to the terms of the RSA Agreement (such Promissory Notes and the Note are referred to collectively herein as the “Secured Notes); and

WHEREAS, to secure the payment of all obligations of the Pledgor under the Secured Notes, the Pledgor has agreed to pledge to the Secured Party, and to grant the Secured Party a security interest in, all of the Shares;”.

2. The second sentence of Section 1 is deleted in its entirety and replaced by the following:

“The Pledgor has delivered to and deposited with the Secured Party one or more certificates representing the Shares and stock powers endorsed in blank, as security for payment of (i) all obligations of the Pledgor to the Secured Party under the Note, and any extension, renewal, amendment or modification thereof, (ii) all obligations of the Pledgor to the Secured Party under subsequent Secured Notes, and any extension, renewal, amendment or modification thereof, and (iii) all obligations of the Pledgor to the Secured Party hereunder.”

3. The first sentence of Section 3 is amended by deleting “the Note” in the first line and replacing it with “a Secured Note.”

4. Section 6 of the Original Agreement is deleted in its entirety and replaced with the following:

“6. Return of Shares to Pledgor. Upon payment in full of all principal and interest on all of the Secured Notes, this Agreement shall terminate and the Secured Party shall return to the Pledgor all of the then remaining Shares.”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be entered into as of the day and year first above written.

PLEDGOR:

/s/ Jeffrey A. Allred Jeffrey A. Allred

SECURED PARTY: PTEK Holdings, Inc.

By:	/s/ Patrick G. Jones

Patrick G. Jones Executive Vice President